Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our reports dated February 22, 2011, relating to the financial statements of Box Ships Inc. and relating to the combined financial statements of Ardelia Navigation Ltd. and Eridanus Trading Co. appearing in the Prospectus included in Registration Statement No. 333-173280.

/s/ Deloitte Hadjipavlou Sofianos & Cambanis S.A.

Athens, Greece

April 14, 2011